Exhibit 10.19.4

Execution Version

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

by and among

PLAINS CAPITAL BANK,

as Revolving Lender,

ARES CAPITAL CORPORATION,

as Term Agent,

and

THE LOAN PARTIES PARTY HERETO

Effective as of November 9, 2017

i

ii

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, supplemented, restated, amended and restated, or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) dated as of November 9, 2017, is by and among (a) PLAINSCAPITAL BANK, in its capacity as Lender (together with its successors and assigns in such capacity, the “Revolving Lender”) for the Revolving Secured Parties (as defined below), (b) ARES CAPITAL CORPORATION, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Term Agent”) for the Term Secured Parties (as defined below) and (c) each of the Persons which are signatories to this Agreement as a Loan Party (as defined below).

RECITALS

A. Lonestar Prospects, Ltd. (in its capacity as borrower under the Revolving Credit Agreement referred to below, the “Revolving Borrower”) has entered into that certain Loan Agreement, dated as of April 14, 2011 (as amended by the First Amendment dated as of December 12, 2011, the Second Amendment dated as of June 14, 2012, the Third Amendment dated as of December 28, 2013, the Fourth Amendment dated as of June 14, 2013, the Fifth Amendment dated as of September 23, 2013, the Sixth Amendment dated as of January 13, 2014, the Seventh Amendment dated as of April 14, 2014, the Eighth Amendment dated as of September 3, 2015 and the Ninth Amendment dated as of August 14, 2017, and as may be further amended, restated, amended and restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Revolving Credit Agreement”) with the Revolving Lender, pursuant to which, among other things, the Revolving Lender has agreed to make loans and provide extensions of credit from time to time to the Revolving Borrower.

B. Lonestar Prospects, Ltd. (the “Existing Term Borrower”), the lenders party thereto, and the Term Agent entered into that certain Senior Secured Credit Agreement dated as of March 1, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan Agreement”).

C. On even date herewith, VPROP Operating, LLC, a Delaware limited liability company (the “Term Borrower”) assumed the obligations of the Existing Term Borrower and, executed an Amended and Restated Senior Secured Credit Agreement (as may be amended, restated, amended and restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Term Loan Agreement”) by and among the Term Borrower, the Term Agent and the Persons party thereto as “lenders” (the “Term Lenders”), pursuant to which the Term Lenders agreed to amend and restate the terms of the Existing Term Loan Agreement and make certain extensions of credit to the Term Borrower for the purposes set forth therein.

D. The Revolving Guarantors (as defined below) have guaranteed, among other things, the payment and performance of the Revolving Borrower’s obligations under the Revolving Documents (as defined below), and the Term Guarantors (as defined below) have guaranteed, among other things, the payment and performance of the Term Borrower’s obligations under the Term Documents (as defined below).

E. To secure the obligations of the Revolving Loan Parties (as defined below) under and in connection with the Revolving Documents, the Revolving Loan Parties have granted to the Revolving Lender (for the benefit of the Revolving Secured Parties) Liens on the Common Collateral (as defined below).

F. To secure the obligations of the Term Loan Parties (as defined below) under and in connection with the Term Documents, the Term Loan Parties have granted to the Term Agent (for the benefit of the Term Secured Parties) Liens on the Common Collateral.

G. On May 18, 2016, the Term Agent, the Revolving Borrower and each of the other signatories party thereto entered into that certain Intercreditor Agreement, dated as of May 18, 2016 and made effective as of November 2, 2015, by and among the Revolving Lender, the Term Agent, the Revolving Borrower and each of the other signatories party thereto (the “Existing Intercreditor Agreement”).

H. Each of the Revolving Lender (on behalf of the Revolving Secured Parties) and the Term Agent (on behalf of the Term Secured Parties) and each of the Revolving Loan Parties and the Term Loan Parties, desires to amend and restate the Existing Intercreditor Agreement on the terms set forth in this Agreement in order to agree to the relative priority of Liens on the Common Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Commodity Accounts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Accounts, Security, and Security Entitlements.

Section 1.2. Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with any Person.

“Agent(s)” means, individually, the Revolving Lender or the Term Agent and, collectively, means both the Revolving Lender and the Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Capital Stock” shall mean, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement” shall mean any agreement or document pursuant to which a Revolving Cash Management Affiliate provides or agrees to provide any Cash Management Services.

“Cash Management Services” shall mean cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer or other cash management arrangements.

“Common Collateral” shall mean all Property that is both Revolving Collateral and Term Collateral.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Common Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral (a) as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor or (b) subject to a landlord waiver, bailee waiver, freight forwarder agreement, or similar collateral agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Loan Party or that such Loan Party otherwise has the right to license, or granting any right to any Loan Party under any Copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Loan Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office and all (i) rights and privileges arising under applicable law with respect to such Loan Party’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Documents” shall mean the Revolving Documents and the Term Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of Revolving Obligations” shall mean (a) the payment in full in cash of all outstanding Revolving Obligations, (b) with respect to amounts available to be drawn under outstanding Letters of Credit (or indemnities, guarantees or other undertakings issued pursuant thereto in respect of outstanding Letters of Credit), the cancellation of such Letters of Credit or the delivery or provision of money, cash collateral or backstop letters of credit in respect thereof in compliance with the terms of any Revolving Credit Agreement, (c) with respect to any other unmatured or contingent Revolving Obligations (excluding unknown and unasserted contingent indemnity claims against any Revolving Secured Party which may be asserted after the date upon which Discharge of the Revolving Obligations occurs; but including reasonably anticipated out- of-pocket costs and expenses (including fees, costs and expenses of counsel to the Revolving Secured Parties) of the Revolving Secured Parties), delivery of cash collateral or other credit support in an amount reasonably determined by (and on terms reasonably satisfactory to) the Revolving Lender with respect to such Revolving Obligations to be held by the Revolving Lender for a period of time reasonably determined by the Revolving Lender with respect to such unmatured or contingent Revolving Obligations (and subject to the application of such cash collateral or other credit support to such Revolving Obligations when matured or otherwise due), and (d) the termination of all commitments to extend credit under the Revolving Documents. If, at any time prior to or simultaneously with the occurrence of the Discharge of Revolving Obligations, the Loan Parties enter into (x) any refinancing of the Revolving Obligations, which refinancing is permitted under the terms of this Agreement or (y) Revolving DIP Financing provided by the Revolving Lender to one or more Loan Parties and such Revolving DIP Financing is entered into in accordance with Section 6.1, then, in each case, the Discharge of Revolving Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Discharge of Term Obligations” shall mean (a) the payment in full in cash of all outstanding Term Obligations and (b) with respect to any other unmatured or contingent Term Obligations (excluding unknown and unasserted contingent indemnity claims against any Term Secured Party which may be asserted after the date upon which Discharge of the Term

Obligations occurs; but including reasonably anticipated out-of-pocket costs and expenses (including fees, costs and expenses of counsel to the Term Secured Parties) of the Term Secured Parties), delivery of cash collateral or other credit support in an amount reasonably determined by (and on terms reasonably satisfactory to) the Term Agent with respect to such Term Obligations to be held by the Term Agent for a period of time reasonably determined by the Term Agent with respect to such unmatured or contingent Term Obligations (and subject to the application of such cash collateral or other credit support to such Term Obligations when matured or otherwise due). If, at any time prior to or simultaneously with the occurrence of the Discharge of Term Obligations, the Loan Parties enter into (x) any refinancing of the Term Obligations, which refinancing is permitted under the terms of this Agreement or (y) Term DIP Financing in accordance with Section 6.1, then, in each case, the Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Loan Party now or hereafter has any right, title or interest.

“Enforcement Notice” shall mean a written notice delivered by either the Revolving Lender or the Term Agent to the other announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the Revolving Lender or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the Revolving Lender, the Discharge of Revolving Obligations, or (c) the Revolving Lender or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Event of Default” shall mean an “Event of Default” as defined in the Revolving Credit Agreement or the Term Loan Agreement, as applicable.

“Excess Revolving Obligations” shall mean (a) Revolving Obligations constituting the aggregate outstanding principal amount of loans, outstanding amount of any Letters of Credit made, issued or incurred pursuant to the Revolving Documents and the amount of the Revolving Obligations in respect of the Swap Obligations in excess of the sum of (x) the Maximum Revolving Facility Amount plus (y) any interest, fees or reimbursement obligations accrued on or with respect to such amounts (other than interest, fees, indemnities and reimbursement obligations added to the loan account) and (b) Revolving Obligations in respect of Cash Management Services in an aggregate amount in excess of $2,000,000.

“Excess Term Obligations” shall mean Term Obligations constituting the aggregate outstanding principal amount of loans made pursuant to the Term Documents in excess of the sum of (a) the Maximum Term Loan Facility Amount plus (y) any interest (in cash or in kind), fees or reimbursement obligations accrued on or with respect to such amounts.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien in the Common Collateral, including the institution of any foreclosure proceedings, whether judicial or non-judicial, under applicable law relating to the foreclosure of mortgages, deeds of trust or personal property Liens, or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien in the Common Collateral under any of the Credit Documents or under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the Proceeds thereof, except ordinary course netting and setoff arrangements in connection with periodic settlements but not (i) termination payments with respect to Secured Rate Contracts between any Revolving Loan Party or any Subsidiary thereof and any Revolving Swap Affiliate and (ii) ordinary course offsets of fees and expenses of account banks, chargebacks and collections of checks and similar arrangements in connection with Cash Management Agreements between any Revolving Loan Party or any Subsidiary thereof and any Revolving Cash Management Affiliates;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager, interim receiver or receiver-manager of all or part of the Common Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Common Collateral; and

(g) the exercise by a Secured Party of any voting rights relating to any Capital Stock included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) acceleration by the relevant Secured Parties of the maturity of the Revolving Obligations or the Term Obligations, as the case may be, (ii) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection, (iii) the reduction of advance rates or sub-limits by the Revolving Lender or (iv) the imposition or adjustment of reserves by the Revolving Lender or other limitations on availability provided under the Revolving Credit Agreement.

“Finished Sand Inventory” shall mean all Inventory that constitutes a fracturing proppant for completing oil and gas wells that has been processed through the Loan Parties’ wet plant and dry plant and otherwise meets the standards for purchase under a Major Material Contract, in each case, from time to time in effect

“Governmental Authority” shall mean any foreign, federal, state, provincial, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

“Guarantor” shall mean any of the Revolving Guarantors or Term Guarantors.

“Indebtedness” shall have the meaning assigned to the term “Debt” in the Term Loan Agreement.

“Insolvency Event of Default” shall mean (a) any Revolving Event of Default resulting from an Insolvency Proceeding being commenced by, or filed against, any Loan Party, and (b) any Term Event of Default resulting from an Insolvency Proceeding being commenced by, or filed against, any Loan Party.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, Domain Names, confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know how, and formulae and customer lists, any and all intellectual property rights in computer software and computer software products (including, without limitation, source codes, object codes, data and related documentation) and any and all design rights owned or used by such Loan Party.

“Lender(s)” means individually, the Revolving Lender or the Term Lenders and collectively means all of the Revolving Lender and the Term Lenders.

“Letter of Credit” shall have the meaning assigned to that term in the Revolving Credit Agreement.

“License” means any Patent License, Trade Secret License, Trademark License, Copyright License or other license or sublicense agreement to which any Loan Party is a party.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Sand Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations, in each case, where the effect is to secure an obligation owed to, or a claim by, a Person other than the owner of the Property. For the purposes of this Agreement, each Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lien Priority” shall mean with respect to any Lien of the Revolving Secured Parties or the Term Secured Parties in the Common Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the Revolving Loan Parties and the Term Loan Parties.

“Major Material Contract” shall have the meaning assigned to that term in the Term Loan Agreement, as in effect on the date hereof.

“Maximum Revolving Facility Amount” shall mean, on any date of determination thereof, an amount equal to (a) the cap amounts, as applicable, set forth in Section 9.03(f) of the Term Loan Agreement, as in effect on the date hereof, and (b) all permanent reductions of the commitments to extend credit under the Revolving Documents.

“Maximum Term Loan Facility Amount” shall mean the principal amount of $400,000,000 plus any additional principal amount as a result of the payment of interest in kind.

“Party” shall mean the Revolving Lender or the Term Agent, and “Parties” shall mean both the Revolving Lender and the Term Agent.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Loan Party under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Loan Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and (b)(i) rights and privileges arising under applicable law with respect to such Loan Party’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present or future infringements thereof.

“Person” shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

“Priority Collateral” shall mean the Revolving Priority Collateral or the Term Priority Collateral, as applicable.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchasing Creditors” shall have the meaning set forth in Section 5.4(b).

“Purchase Date” shall have the meaning set forth in Section 5.4(c).

“Purchase Notice” shall have the meaning set forth in Section 5.4(a).

“Remedy Standstill Period” shall mean (a) with respect to a Term Loan Event of Default, the period commencing on the date of the Revolving Lender’s receipt of written notice from the Term Agent that a Term Loan Event of Default has occurred and is continuing and that the Term Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on earlier to occur of (i) the date which is ninety (90) days (or, with respect to a Specified Event of Default, sixty (60) days, or (subject to Section 6.2 hereof) with respect to an Insolvency Event of Default, zero (0) days) after receipt of such notice and (ii) the date on which the Discharge of Revolving Obligations has occurred, and (b) with respect to a Revolving Event of Default, the period commencing on the date of the Term Agent’s receipt of written notice from the Revolving Lender that a Revolving Event of Default has occurred and is continuing and that the Revolving Lender intends to commence the Exercise of Secured Creditor Remedies, and ending on the earlier to occur of (i) the date which is ninety (90) days (or, with respect to a Specified Event of Default, sixty (60) days, or (subject to Section 6.2 hereof) with respect to an Insolvency Event of Default, zero (0) days) after receipt of such notice and (ii) the date on which the Discharge of Term Obligations has occurred. Such written notice from the Term Agent to the Revolving Lender, or from the Revolving Lender to the Term Agent, as the case may be, shall reference this Agreement, declare a “Remedy Standstill Period” to commence and certify either that (i) the obligations under the Term Loan Agreement or the Revolving Credit Agreement, as the case may be, are then due and payable in full (whether as a result of acceleration hereof or otherwise) in accordance with the terms of the Term Loan Agreement or the Revolving Credit Agreement, as the case may be or (ii) that an Event of Default under the Term Loan Agreement or the Revolving Credit Agreement has occurred and is continuing.

“Revolving Cash Management Affiliate” shall mean the Revolving Lender or any Affiliate of the Revolving Lender that provides or arranges any Cash Management Services to or for any of the Revolving Loan Parties or any of their respective Subsidiaries with the obligations of such Revolving Loan Parties or such Subsidiaries thereunder being secured by one or more Revolving Collateral Documents, together with their respective successors, assigns and transferees.

“Revolving Borrower” shall have the meaning assigned to such term in the recitals to this Agreement.

“Revolving Collateral” means all rights, title and interest in any and all Property, whether now owned or hereafter acquired by any Revolving Loan Party, in which a Lien is granted or purported to be granted to any Revolving Secured Party as security for any Revolving Obligation, wherever located.

“Revolving Collateral Documents” shall mean all “Security Documents” as defined in the Revolving Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with the Revolving Documents, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Revolving Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Revolving Obligations, in each case including pursuant to any Revolving DIP Financing provided by the Revolving Lender, in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders.

“Revolving DIP Financing” shall have the meaning assigned to such term in Section 6.1(a).

“Revolving Documents” shall mean the Revolving Credit Agreement, the Revolving Collateral Documents, each of the other “Loan Documents” under and as defined the Revolving Credit Agreement, all Secured Rate Contracts between any Revolving Loan Party or any Subsidiary thereof and any Revolving Swap Affiliate, all Revolving Cash Management Agreements between any Revolving Loan Party or any Subsidiary thereof and any Revolving Cash Management Affiliate, those other ancillary agreements as to which the Revolving Lender is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Revolving Loan Party or any of its respective Subsidiaries or Affiliates, and/or delivered to the Revolving Lender, in connection with any of the foregoing or the Revolving Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Revolving Event of Default” shall mean an Event of Default as defined in the Revolving Credit Agreement.

“Revolving Guarantors” shall mean each of the Guarantors under and as defined in the Revolving Credit Agreement.

“Revolving Lender” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any assigned and successor thereto as well as any Person designated as the “Agent”, “Administrative Agent” or “Collateral Agent” (or similar role) under any Revolving Credit Agreement.

“Revolving Loan Parties” collectively, the Revolving Borrower, the Revolving Guarantors, any grantor or pledger party under any Revolving Collateral Documents and each other direct or indirect Subsidiary or parent of the Revolving Borrower or any of its Affiliates that is now or hereafter becomes a party to any Revolving Document.

“Revolving Obligations” shall mean all obligations (including all Secured Obligations as defined in the Revolving Credit Agreement) of every nature of each Revolving Loan Party or any Subsidiary thereof from time to time owed to the Revolving Secured Parties, or any of them, under any Revolving Document (including any Revolving DIP Financing provided by any of the Revolving Lender), whether for principal, interest (including interest which, but for the filing of an Insolvency Proceeding with respect to such Revolving Loan Party, would have accrued on any Revolving Obligation), reimbursement of amounts drawn under (or, without duplication of any other amount, any requirement to provide cash collateral for) letters of credit (including Letters of Credit), payments for early termination of Secured Rate Contracts and all other Swap Obligations and other amounts owing in respect of Secured Rate Contracts, all amounts owing in respect of any Cash Management Services, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Revolving Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Documents or after the commencement of any Insolvency Proceeding with respect to any Revolving Loan Party whether or not the Revolving Lender’s or any Revolving Secured Party’s claim therefor is allowed or allowable as a claim in such Insolvency Proceeding.

“Revolving Priority Account” means any Deposit Accounts, Securities Accounts or Commodity Accounts that are intended to solely contain Proceeds of the Revolving Priority Collateral (it being understood that any property in such Deposit Accounts, Securities Accounts or Commodity Accounts that is not Proceeds of Revolving Priority Collateral shall not be Revolving Priority Collateral solely by virtue of being on deposit in any such Deposit Account, Securities Account or Commodity Account).

“Revolving Priority Collateral” shall mean all Common Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be Revolving Priority Collateral):

(1) all Accounts, other than Accounts which constitute identifiable Proceeds of Term Priority Collateral;

(2) all Finished Sand Inventory;

(3) all (x) Revolving Priority Accounts that constitute Deposit Accounts and lockboxes and money and all cash, cash equivalents, checks, funds and other evidences of payments held therein, (y) Revolving Priority Accounts that constitute Securities Accounts, Security Entitlements, Securities and other assets and amounts credited to such a Securities Account and (z) Revolving Priority Accounts that constitute Commodity Accounts and commodity contracts and all other assets and amounts credited thereto; provided, however, that subject to Section 3.2, to the extent that identifiable Proceeds of Term Priority Collateral are deposited in any such Revolving Priority Accounts, such identifiable proceeds shall be treated as Term Priority Collateral;

(4) any and all General Intangibles (other than Intellectual Property) relating to any of the foregoing; and

(5) subject to Section 2.1(b) hereof, any and all Proceeds of any of the foregoing.

“Revolving Recovery” shall have the meaning set forth in Section 5.3(a).

“Revolving Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the Revolving Lender to the Term Agent as provided in Section 2.3.

“Revolving Secured Parties” shall mean, collectively, the Revolving Lender, the Revolving Swap Affiliates, the Revolving Cash Management Affiliates and each other holder from time to time of the Revolving Obligations.

“Revolving Swap Affiliate” shall mean the Revolving Lender or any Affiliate of the Revolving Lender that enters into a Secured Rate Contract permitted under Section 9.19 of the Term Loan Agreement, in its capacity as a party to such Secured Rate Contract, together with their respective successors, assigns and transferees.

“Sand Interests” means all rights, titles, interests and estates now or hereafter acquired in and to real property which contains or may contain minerals appropriate for extraction and processing into Finished Sand Inventory, and rights to excavate, produce or recover such minerals, including any lease, mineral leases, fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case with respect to such minerals. Unless otherwise indicated herein, each reference to the term “Sand Interests” shall mean Sand Interests of the Loan Parties.

“Sand Properties” means (a) Sand Interests; (b) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Sand Interests or the production, sale, purchase, exchange or processing of minerals from or attributable to such Sand Interests; (c) all minerals in and under and which may be produced and saved or attributable to the Sand Interests, including all work in process and Finished Sand Inventory extracted from and/or processed from the Sand Interests and in storage, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Sand Interests; (d) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Sand Interests and (e) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Sand Interests or Property and including any and all buildings, structures, plants, compressors, pumps, conveyors, dryers, silos and other storage facilities, transloading equipment, rail equipment, infrastructure, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, mobile excavation equipment, automobiles, trucks, rental equipment or other personal Property which may be on such premises for the purpose of excavation, processing, transport, storage or for other similar uses, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Secured Parties” shall mean the Revolving Secured Parties and the Term Secured Parties.

“Secured Rate Contract” shall mean swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest rates.

“Specified Event of Default” shall mean (a) any Revolving Event of Default under Section 9(a)(1), any breach of any covenant under Section 6 of the Revolving Credit Agreement that is a negative covenant, or any breach of any financial covenant under Section 7 of the Revolving Credit Agreement, and (b) any Term Event of Default under Section 10.01(a), 10.01(b) or 10.01(d) (with respect to Section 9.01, 9.02, 9.03, 9.04, 9.05 or 9.06 referenced therein) of the Term Loan Agreement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as (b) any other Person of which (i) Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Capital Stock of any other class or classes in such Person shall have or might have voting power by reason of the happening of any contingency) are or, (ii) in the case of a partnership, any general partnership interests are, in each case, as of such date, owned, controlled or held.

“Swap Obligations” shall mean the aggregate amount of the swap termination value and any and all other obligations under, or with respect to, Secured Rate Contracts.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent” or “Collateral Agent” (or similar role) under any Term Loan Agreement.

“Term Borrower” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Collateral” means all rights, title and interest in any and all Property, whether now owned or hereafter acquired by any Term Loan Party, in which a Lien is granted or purported to be granted to any Term Secured Party as security for any Term Obligation, wherever located.

“Term Collateral Documents” shall mean all “Security Instruments” as defined in the Term Loan Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Term DIP Financing” shall have the meaning assigned to such term in Section 6.1(b).

“Term Documents” shall mean the Term Loan Agreement, the Term Collateral Documents, each of the other “Loan Documents” under and as defined the Term Loan Agreement, those other ancillary agreements as to which any Term Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Term Guarantors” shall mean the collective reference to each of the Guarantors as defined in the Term Loan Agreement.

“Term Lenders” shall mean, collectively, the Lenders (as such term is defined in the Term Loan Agreement).

“Term Loan Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder, in each case including pursuant to any Term DIP Financing provided by any of the Term Secured Parties in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders.

“Term Loan Event of Default” shall mean an Event of Default as defined in the Term Loan Agreement.

“Term Loan Parties” shall mean collectively, the Term Borrower, the Term Guarantors, any grantor or pledgor party under any Term Collateral Documents and each other direct or indirect subsidiary or parent of the Term Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Document.

“Term Loan Priority Accounts” means any Deposit Accounts, Securities Accounts or Commodity Accounts that, subject to Section 2.1(b), are intended to solely contain Proceeds of the Term Priority Collateral.

“Term Loan Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the Term Agent to the Revolving Lender as provided in Section 2.3.

“Term Obligations” shall mean all obligations of every nature of each Term Loan Party from time to time owed to the Term Secured Parties or any of them, under any Term Document (including any Term DIP Financing provided by any of the Term Secured Parties), whether for principal, interest (in cash or in kind) (including interest which, but for the filing of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on any Term Obligation), prepayment premium, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Documents or after the commencement of any Insolvency Proceeding with respect to any Term Loan Party whether or not the Term Agent’s or any Term Secured Party’s claim therefor is allowed or allowable as a claim in such Insolvency Proceeding.

“Term Priority Collateral” shall mean all Common Collateral, other than Revolving Priority Collateral, wherever located.

“Term Recovery” shall have the meaning set forth in Section 5.2(b).

“Term Secured Parties” shall mean, collectively, the Term Agent, the Term Lenders, and each other holder from time to time of the Term Obligations. For the avoidance of doubt, the Term Secured Parties shall include all “Secured Parties” as defined in the Term Loan Agreement.

“Trade Secret License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.

“Trade Secrets” shall mean with respect to any Loan Party, all of such Loan Party’s right, title and interest in and to all United States and foreign trade secrets, including know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Loan Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers and designs, now existing or hereafter adopted, acquired or assigned to, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof and (b) any and all (i) rights and privileges arising under applicable law with respect to such Loan Party’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) all goodwill associated therewith and all assets, rights and interests that uniquely reflect or embody such goodwill, (iv) all goodwill associated therewith and all assets, rights and interests that uniquely reflect or embody such goodwill, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, to the extent that personal property security laws as enacted and in effect in any foreign jurisdiction contains and is used to define terms which are defined in the Uniform Commercial Code and mentioned in Section 1.1 hereof, and such term is defined differently in such foreign personal property security laws, the definition of such term contained in the Uniform Commercial Code shall govern to the extent of any conflict or inconsistency; and provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” means the period commencing on the date that either (x) the Revolving Lender (or a Revolving Loan Party acting with the consent of the Revolving Lender) commences the liquidation and sale of the Revolving Priority Collateral in a manner as provided in Section 3.6 (having theretofore furnished the Term Agent with an Enforcement Notice) or (y) the Revolving Lender receives a written notice from the Term Agent expressly notifying the Revolving Lender of the commencement of the Use Period (having theretofore furnished the Revolving Lender with an Enforcement Notice) and ending, in each case, ninety (90) days thereafter; provided that the Use Period shall terminate upon the completion of the sale, disposition, or other transfer by or with the consent of the Revolving Lender (including any sale, disposition, or other transfer by any Revolving Loan Party, any agent, receiver, interim receiver or receiver-manager of any Revolving Loan Party or any agent of the Revolving Lender (including any receiver, receiver manager or interim receiver)) of all Revolving Priority Collateral and the completion of the collection of all Revolving Priority Collateral; and provided, further, that as to each real estate location constituting Term Priority Collateral where Revolving Priority Collateral is located, the completion of the sale, disposition, or other transfer of all Revolving Priority Collateral at such location shall terminate the Use Period of the Revolving

Secured Parties solely with respect to such real estate location. Notwithstanding the foregoing, if any stay or other order that prohibits any of the Revolving Lender, the other Revolving Secured Parties or any Revolving Loan Party (with the consent of the Revolving Lender) from commencing and continuing the Exercise of Any Secured Creditor Remedies or to liquidate and sell or otherwise transfer the Revolving Priority Collateral has been entered by a court of competent jurisdiction, such 90-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

Section 1.3. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth in this Agreement); provided that any terms used herein which are defined by reference to the Revolving Credit Agreement or the Term Loan Agreement and are subject to the modification restrictions set forth in Section 5.2 of this Agreement shall mean such terms as defined in the Revolving Credit Agreement as of the date hereof or the Term Loan Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided further that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE 2.

LIEN PRIORITY

Section 2.1. Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the Revolving Lender or the Revolving Secured Parties in respect of all or any portion of the Common Collateral or of any Liens granted to the Term Agent or the Term Secured Parties in respect of all or any portion of the Common Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Revolving Lender or the Term Agent (or

Revolving Secured Parties or Term Secured Parties) in any Common Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the Revolving Documents or the Term Documents, (iv) whether the Revolving Lender or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (v) the date on which the Revolving Obligations or the Term Obligations are advanced or made available to the Loan Parties, the Revolving Lender, on behalf of itself and the Revolving Secured Parties, and the Term Agent, on behalf of itself and the Term Secured Parties, and (vi) the fact that any such Liens in favor of the Revolving Lender or the Term Agent (or Revolving Secured Parties or Term Secured Parties) are (A) subordinated (to the extent permitted hereunder) to any Lien securing any obligation of any Loan Party other than the applicable Revolving Obligations or Term Obligations, as the case may be, or (B) otherwise subordinated, voided, avoided, invalidated or lapsed, hereby agree that:

(1) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the Revolving Lender and the Revolving Secured Parties in the Revolving Priority Collateral to secure all or any portion of the Revolving Obligations (other than the Excess Revolving Obligations);

(2) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Revolving Obligations (other than the Excess Revolving Obligations) shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in the Revolving Priority Collateral to secure all or any portion of the Term Obligations;

(3) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Excess Revolving Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent or any Term Secured Party in the Revolving Priority Collateral to secure all or any portion of the Term Obligations (other than the Excess Term Obligations);

(4) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations (other than Excess Term Obligations) shall in all respects be senior and prior to all Liens granted to the Revolving Lender and the Revolving Secured Parties in the Revolving Priority Collateral to secure all or any portion of the Excess Revolving Obligations;

(5) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Excess Term Obligations shall in all respects be junior and subordinate to all Liens granted to the Revolving Lender and the Revolving Secured Parties in the Revolving Priority Collateral to secure all or any portion of the Excess Revolving Obligations;

(6) any Lien in respect of all or any portion of the Revolving Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Excess Revolving Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in the Revolving Priority Collateral to secure all or any portion of the Excess Term Obligations;

(7) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Revolving Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Secured Parties in the Term Priority Collateral to secure all or any portion of the Term Obligations (other than the Excess Term Obligations);

(8) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations (other than the Excess Term Obligations) shall in all respects be senior and prior to all Liens granted to the Revolving Lender or any Revolving Secured Party in the Term Priority Collateral to secure all or any portion of the Revolving Obligations;

(9) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Excess Term Obligations shall in all respects be junior and subordinate to all Liens granted to the Revolving Lender or any Revolving Secured Party in the Term Priority Collateral to secure all or any portion of the Revolving Obligations (other than Excess Revolving Obligations);

(10) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Revolving Obligations (other than Excess Revolving Obligations) shall in all respects be senior and prior to all Liens granted to the Term Agent and the Term Secured Parties in the Term Priority Collateral to secure all or any portion of the Excess Term Obligations;

(11) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Revolving Lender or any Revolving Secured Party that secures all or any portion of the Excess Revolving Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Secured Parties in the Term Priority Collateral to secure all or any portion of the Excess Term Obligations; and

(12) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Excess Term Obligations shall in all respects be senior and prior to all Liens granted to the Revolving Lender or any Revolving Secured Party in the Term Priority Collateral to secure all or any portion of the Excess Revolving Obligations.

(b) Each of the Loan Parties hereby covenants and agrees, upon the request of the Term Agent or the Revolving Lender, that it shall (1) promptly (and in any event no later than 30 days after the date of such request) establish separate Term Loan Priority Accounts and Revolving Priority Accounts and segregate the proceeds of the Term Priority Collateral and the proceeds of the Revolving Priority Collateral and (2) thereafter, deposit proceeds of the Term Priority Collateral only into such Term Loan Priority Accounts and deposit proceeds of the Revolving Priority Collateral only into the Revolving Priority Accounts; provided, however, notwithstanding anything to the contrary in the foregoing and the definition of “Revolving Priority Collateral,” after any such request, but prior to the existence of any Revolving Loan Event of Default, in the event the aggregate balance of cash, cash equivalents and other assets and amounts in the Revolving Priority Accounts at the close of the last Business Day of any calendar week exceeds $8,000,000, the Loan Parties and the Revolving Lender, on behalf of itself and the Revolving Secured Parties, hereby agree to take any actions necessary to ensure that such excess amount shall be automatically transferred to one or more Term Loan Priority Accounts within three (3) Business Days thereafter and the amounts so transferred shall constitute the Term Priority Collateral.

Section 2.2. Waiver of Right to Contest Liens.

(a) The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Revolving Lender and the Revolving Secured Parties in respect of the Common Collateral or the provisions of this Agreement. The Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Revolving Lender or any Revolving Secured Party under the Revolving Documents with respect to the Revolving Priority Collateral. The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Revolving Lender seeks to enforce its Liens in any Revolving Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement.

(b) The Revolving Lender, for and on behalf of itself and the Revolving Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Secured Parties in respect of the Common Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Revolving Lender, for itself and on behalf of the Revolving Secured Parties, agrees that neither the Revolving Lender or the Revolving Secured Parties will take any action that would interfere with any Exercise of Secured Creditor

Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral. The Revolving Lender, for itself and on behalf of the Revolving Secured Parties, hereby waives any and all rights it or the Revolving Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the Revolving Lender from enforcing the provisions of this Agreement.

(c) Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer, or other disposition, or collection, of the Common Collateral by the Secured Party was not commercially reasonable to the extent required by the Uniform Commercial Code, any Debtor Relief Law or any other applicable law.

Section 2.3. Remedies Standstill.

(a) Following the occurrence of any Term Loan Event of Default and until the expiration of the Remedy Standstill Period, the Term Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Revolving Priority Collateral; provided, however, nothing contained herein shall impair the Term Agent’s and the Term Secured Parties’ rights to take, in the event that the Revolving Lender has declined to take such protective actions within a reasonable time period after the written request by the Term Agent to the Revolving Lender to do so, any actions (including the commencement of legal proceedings, but excluding the commencement of an involuntary bankruptcy proceeding against any Loan Party) that the Term Agent or such Term Secured Party deems necessary to protect and preserve, but not to realize or foreclose on, the Revolving Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the Revolving Lender (which notice may be delivered to the Revolving Lender during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the Term Agent may take, for the benefit of the Term Secured Parties, one or more of the following actions in respect of the Term Loan Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:

(1) the Exercise of Any Secured Creditor Remedies with respect to the Revolving Priority Collateral (including, without limitation, foreclosure upon and taking possession of the Revolving Priority Collateral); provided, however, that until the Discharge of Revolving Obligations has occurred, the Term Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Term Documents on account of the Revolving Priority Collateral so long as the Revolving Lender is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Revolving Priority Collateral; and

(2) exercise any and all other remedies under the Term Documents and applicable law available to the Term Secured Parties with respect to the Revolving Priority Collateral, including the notification of account debtors or other Persons obligated on Revolving Priority Collateral of the assignment of any Loan Party’s accounts receivable to the Revolving Lender and the Term Agent, all subject to the first proviso in Section 2.3(a)(1) above.

(b) Following the occurrence of any Revolving Event of Default and until the expiration of the Remedy Standstill Period, the Revolving Lender may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Term Priority Collateral; provided, however, nothing contained herein shall impair the Revolving Lender’s and the Revolving Secured Parties’ rights to take, in the event that the Term Agent has declined to take such protective actions within a reasonable time period after the written request by the Revolving Lender to the Term Agent to do so, any actions (including the commencement of legal proceedings, but excluding the commencement of an involuntary bankruptcy proceeding against any Loan Party) that the Revolving Lender or such Revolving Secured Party deems necessary to protect and preserve, but not to realize or foreclose on, the Term Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the Term Agent (which notice may be delivered to the Term Agent during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the Revolving Lender may take, for the benefit of the Revolving Secured Parties, one or more of the following actions in respect of the Revolving Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:

(1) the Exercise of Any Secured Creditor Remedies with respect to the Term Priority Collateral (including, without limitation, foreclosure upon and taking possession of the Term Priority Collateral); provided, however, that until the Discharge of Term Obligations has occurred, the Revolving Lender will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Revolving Documents on account of the Term Priority Collateral so long as the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral; and

(2) the exercise of any and all other remedies under the Revolving Documents and applicable law available to the Revolving Secured Parties with respect to the Term Priority Collateral, including the notification of account debtors or other Persons obligated on Term Priority Collateral of the assignment of any Loan Party’s accounts receivable to the Term Agent and the Revolving Lender, all subject to the proviso in Section 2.3(b)(1) above.

(c) All Proceeds of Revolving Priority Collateral received by the Term Agent shall be turned over to the Revolving Lender for prompt application in accordance with Section 4.1(b) hereof, or, to the extent that the Term Agent is entitled to apply such Proceeds to the Term Obligations pursuant to the terms of Section 4.1(b), applied promptly by the Term Agent in accordance with Section 4.1(b). This Section 2.3 shall not be construed to in any way limit or impair the rights of the Term Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Common Collateral initiated by the Revolving Lender, so long as it does not delay or interfere in any material respects with the exercise by the Revolving Secured Parties of their respective rights as provided in this Agreement.

(d) All Proceeds of Term Priority Collateral received by the Revolving Lender shall be turned over to the Term Agent for prompt application in accordance with Section 4.1(c) hereof, or, to the extent that the Revolving Lender is entitled to apply such Proceeds to the Revolving Obligations pursuant to the terms of Section 4.1(c), applied promptly by the Revolving Lender in accordance with Section 4.1(c). This Section 2.3 shall not be construed to in any way limit or impair the rights of the Revolving Lender to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Common Collateral initiated by the Term Agent, so long as it does not delay or interfere in any material respects with the exercise by the Term Secured Parties of their respective rights as provided in this Agreement.

(e) Nothing contained herein shall impair the Term Agent’s or any Term Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties or the Common Collateral (other than any remedies against any Revolving Priority Collateral) pursuant to the Term Documents; (ii) to accelerate any of the Term Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the Term Obligations; (iv) to institute a lawsuit to collect its debt, (v) to exercise any of its rights or remedies with respect to the Revolving Priority Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Term Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Revolving Lender, or the rights of the Revolving Lender to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Secured Parties, including, without limitation, any claims secured by the Common Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under the Term Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

(f) Nothing contained herein shall impair the Revolving Lender’s or any Revolving Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties or the Common Collateral (other than any remedies against any Term Priority Collateral) pursuant to the Revolving Documents; (ii) to accelerate any of the Revolving Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the Revolving Obligations; (iv) to institute a lawsuit to collect its debt, (v) to exercise any of its rights or remedies with respect to the Term Priority Collateral as and when permitted by Section 2.3(b), (vi) to file a claim or statement of interest with respect to the Revolving Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Term Agent, or the rights of the Term Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Secured Parties, including, without limitation, any claims secured by the Common Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under the Revolving Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

Section 2.4. Release of Liens.

(a) In the event of (A) any private or public sale of all or any portion of the Revolving Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Revolving Lender or by the Loan Parties with the consent of the Revolving Lender after the occurrence and during the continuance of an Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the Revolving Priority Collateral, so long as such sale, transfer or other disposition is then (i) permitted by the Revolving Documents or consented to by the requisite Revolving Lender and (ii) permitted by the Term Documents or consented by the requisite Term Lenders, the Term Agent agrees, on behalf of itself and the Term Secured Parties, that such sale, transfer or other disposition will be free and clear of the Liens on such Revolving Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the Revolving Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Revolving Secured Parties’ Liens on such Revolving Priority Collateral; provided that, for the avoidance of doubt, the Term Secured Parties’ Liens in respect of the Proceeds of such Revolving Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the Revolving Secured Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to be applied to the obligations under the terms of the Revolving Credit Agreement, such Proceeds shall be applied in accordance with Section 4.1(b). In furtherance of, and subject to, the foregoing, the Term Agent agrees that, upon the written request of the Revolving Lender delivered to the Term Agent, it will promptly (and in any event within five (5) days thereafter) execute any and all Lien releases or other documents reasonably requested by the Revolving Lender in connection therewith. The Term Agent hereby appoints the Revolving Lender and any officer or duly authorized person of the Revolving Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Term Agent does not take such action within five (5) days after such written notice, in the place and stead of the Term Agent and in the name of the Term Agent or in the Revolving Lender’s own name, from time to time, in the Revolving Lender’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Term Agent or by the Loan Parties with the consent of the Term Agent after the occurrence and during the continuance of an Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition is then (i) permitted by the Term Documents or consented to by the requisite Term Lenders and (ii) permitted by the Revolving Documents or consented to by the requisite Revolving Lender, the Revolving Lender agrees, on behalf of itself and the Revolving Secured Parties, that such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral securing the Revolving Obligations and the Revolving Lender’s and the Revolving Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral; provided that, for the avoidance of doubt, the Revolving Lender’s and the Revolving Secured Parties’ Liens in respect of the Proceeds of such Term Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the Term Secured Parties’ Liens on such Proceeds; and provided, further, that (i) to the extent Proceeds are required to be applied to the obligations under the terms of the Term Loan Agreement, such Proceeds shall be applied in accordance with Section 4.1(c) and (ii) the Term Priority Collateral so sold, transferred or otherwise disposed of shall be subject to the use and access rights granted to the Revolving Lender and the other Revolving Secured Parties (and their agents and designees) pursuant to Section 3.6 hereof. In furtherance of, and subject to, the foregoing, the Revolving Lender agrees that, upon the written request of the Term Agent delivered to the Revolving Lender, it will promptly (and in any event within five (5) days thereafter) execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The Revolving Lender hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Revolving Lender does not take such action within five (5) days after such written notice, in the place and stead of the Revolving Lender and in the name of the Revolving Lender or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5. [Reserved].

Section 2.6. Waiver of Marshalling.

(a) Until the Discharge of Revolving Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Term Obligations, the Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3.

ACTIONS OF THE PARTIES

Section 3.1. Certain Actions Permitted. The Term Agent and the Revolving Lender may make such demands or file such claims in respect of the Term Obligations or the Revolving Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Secured Party of the payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Revolving Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the Revolving Lender or any Revolving Secured Party of the payments of interest, principal and other amounts owed in respect of the Revolving Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Lender or any Revolving Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

Section 3.2. Agent for Perfection. The Revolving Lender, for and on behalf of itself and each Revolving Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each acknowledge and agree to hold all Control Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, including, without limitation, landlords, freight forwarders and other bailees) as agent for the benefit of, and on behalf of, the other solely for the purpose of perfecting the security interest granted to each in such Common Collateral, subject to the terms and conditions of this Section 3.2. None of the Revolving Lender, the Revolving Secured Parties, the Term Agent, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Common Collateral is genuine or owned by any Loan Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the Revolving Lender and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the Revolving Lender, as applicable. The Revolving Lender is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, the Revolving Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into the Term Priority Loan Accounts or be answerable in any way for the misapplication thereof. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the Revolving Secured Parties, or any other Person. Without limiting the generality of the foregoing, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the Revolving Priority Collateral deposited into the Revolving Priority Accounts or be answerable in any way for the misapplication thereof. It is that intention of the Parties that (i) subject to Section 2.1(b) hereof, only proceeds of Term Priority Collateral shall be deposited by the Loan Parties in the Term Loan Priority Accounts and that the Loan Parties shall not deposit proceeds of Term Priority Collateral in bank accounts that constitute Revolving Priority Collateral and (ii) only proceeds of the Revolving Priority Collateral shall be deposited by the Loan Parties in the Revolving Priority Accounts and that the Loan Parties shall not deposit proceeds of Revolving Priority Collateral in bank accounts that constitute Term Priority Collateral.

Section 3.3. Sharing of Information and Access; Notices of Default.

(a) In the event that the Revolving Lender shall, in the exercise of its rights under the Revolving Collateral Documents or otherwise, receive possession or control of any books and records of any Term Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the Revolving Lender shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any Revolving Loan Party which contain information identifying or pertaining to any of the Revolving Priority Collateral, the Term Agent shall, upon request from the Revolving Lender and as promptly as practicable thereafter, either make available to the Revolving Lender such books and records for inspection and duplication or provide the Revolving Lender copies thereof.

(b) Each Agent shall give to the other Agent concurrently with the giving thereof to any Loan Party (a) a copy of any written notice by such Agent of a Revolving Event of Default or a Term Loan Event of Default, as the case may be, or a written notice of demand for payment from any Loan Party and (b) a copy of any written notice sent by such Agent to any Loan Party stating such Agent’s intention to exercise any material enforcement rights or remedies against such Loan Party, including written notice pertaining to any foreclosure on all or any material part of its Liens or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Agents and Secured Parties as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Loan Party or of any action taken pursuant to such notice or in relation to the events giving rise thereto; provided, further, that the foregoing shall not in any way impair any claims that any Agent may have against the other Agent as a result of any failure of such Agent to provide any notice in connection with a foreclosure against the Common Collateral by such Agent as required under applicable law.

Section 3.4. Insurance. Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The Revolving Lender and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Common Collateral. Prior to the Discharge of Revolving Obligations, the Revolving Lender shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of Revolving Priority Collateral. Prior to the Discharge of Term Obligations, the Term Agent shall have the sole and exclusive right, as against the Revolving Lender, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both Revolving Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to Revolving Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All Proceeds of such insurance shall be remitted to the Revolving Lender or the Term Agent, as the case may be, and each of the Term Agent and Revolving Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.5. No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any Revolving Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any Revolving Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Revolving Secured Party or Term Secured Party.

Section 3.6. Inspection and Access Rights. (a) Without limiting any rights the Revolving Lender or any other Revolving Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the Revolving Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the Revolving Lender) and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies of the Term Agent, the Revolving Lender or any other Person (including any Revolving Loan Party or any agent thereof) acting with the consent, or on behalf, of the Revolving Lender, shall have the right (on a rent free and royalty free basis) (i) to access Revolving Priority Collateral that (x) is stored or located in or on, (y) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code or other applicable law), or (z) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code or other applicable law), Term Priority Collateral, and (ii) during the Use Period, shall have the right to use and access all of the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property and Real Estate, but excluding cash proceeds of Term Priority Collateral) and all information which is stored or located in or on the Term Loan Priority Collateral in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory, take possession of, move, prepare and advertise for sale, sell (by public auction or private sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory), store, collect or otherwise deal with the Revolving Priority Collateral, in each case without the involvement of or interference by any Term Secured Party or liability to any Term Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the Revolving Priority Collateral in accordance with this Agreement and applicable law. The Term

Agent may not sell, assign or otherwise transfer the related Term Priority Collateral, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6. In addition, during the Use Period, the Revolving Lender and the Revolving Secured Parties shall have the right to access and copy (or otherwise duplicate, including download) Term Priority Collateral consisting of Books and Records (which shall include, without limitation, all books, databases, customer lists, engineer drawings and records, whether tangible or electronic) which contain any information relating to any Revolving Priority Collateral (collectively, “Related Books and Records”). Without regard to the expiration of the Use Period, the Revolving Lender shall have the right to utilize all such Related Books and Records which the Revolving Lender has copied or otherwise duplicated until the completion of the sale, disposition, collection, or other transfer by, or with the consent of, the Revolving Lender (including any sale, disposition or other transfer by any Loan Party, any agent, receiver, interim receiver or receiver-manager of any Loan Party or any agent of the Revolving Agent (including any receiver, receiver manager or interim receiver)) of all Revolving Priority Collateral.

(b) In furtherance of the Revolving Lender’s rights under Section 3.6(a), prior to the earlier of the Discharge of the Revolving Obligations or the termination of the Use Period, the Term Agent (i) shall, to the extent permitted by law, permit the Revolving Lender and its agents or representatives at the Revolving Lender’s option to use, on a nonexclusive, royalty free basis, any of the Intellectual Property as is or may be necessary for the Revolving Lender to sell or otherwise liquidate the Revolving Priority Collateral or to collect or otherwise realize on any Revolving Priority Collateral and (ii) hereby grants, to the extent it has the rights to do so, to the Revolving Lender (which may be sublicensed to its agents, which sublicense shall be subject to the terms of this Agreement) a nonexclusive, irrevocable, royalty-free, worldwide license to use any and all Intellectual Property as is or may be reasonably necessary to sell or otherwise liquidate the Revolving Priority Collateral or to collect or otherwise realize on any Revolving Priority Collateral. The Term Agent (i) acknowledges and consents to the grant to the Revolving Lender by the Loan Parties on the date hereof of a continuing, non-exclusive royalty-free license for such use at any time prior to the Discharge of the Revolving Obligations (the “Effective Date License”) and (ii) agrees that its Liens on the Term Priority Collateral shall be subject to the Effective Date License. Furthermore, the Term Agent agrees that, in connection with any foreclosure sale conducted by the Term Agent (or by the Loan Parties at the direction, or with the consent of, the Term Agent) in respect of the Intellectual Property, (x) any notice required to be given by the Term Agent in connection with such foreclosure shall contain an acknowledgement that the Term Agent’s Lien is subject to the Effective Date License, and (y) the Term Agent shall deliver a copy of the Effective Date License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Agent’s Lien and the purchaser’s rights in such transferred Common Collateral are subject to the Effective Date License, and any such purchaser shall acknowledge in writing that it is subject to the Effective Date License in all respects.

(c) During the period of actual occupation, use and/or control by the Revolving Secured Parties and/or the Revolving Lender (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the Revolving Secured Parties and the Revolving Lender shall be obligated (a) to reimburse the Term Secured Parties for any reasonable out-of-pocket costs and expenses incurred by the Term Secured Party in respect of maintaining the Intellectual Property and operating the Term Priority Collateral during the Use Period (including out-of-pocket utility expenses and taxes incurred during the Use Period); and

(b) to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The Revolving Lender and the Revolving Secured Parties agree not to disable or terminate the use of any domain names or URLs or to use the Intellectual Property in a manner that infringes upon third party rights or would adversely affect the value of the Intellectual Property, provided, however, that it is acknowledged and agreed that the use of the Intellectual Property in connection with a liquidation or collection of the Revolving Priority Collateral conducted in a commercially reasonable manner shall not be deemed to adversely affect the value of the Intellectual Property. Notwithstanding the foregoing, in no event shall the Revolving Secured Parties or the Revolving Lender have any liability to the Term Secured Parties and/or to the Term Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the Revolving Secured Parties (or the Revolving Lender, as the case may be) of their rights under this Section 3.6 and the Revolving Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the Revolving Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the Revolving Secured Parties and the Revolving Lender shall (without incurring any cost or expense) cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.

(d) The Revolving Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law, (ii) to the extent not otherwise in effect, maintain adequate insurance for damage to property and liability to persons, including property and liability insurance and (iii) indemnify the Term Secured Parties from any claim, loss, damage, cost or liability arising directly from the Revolving Secured Parties’ use of the Term Priority Collateral (except for (x)those arising from the gross negligence or willful misconduct of any Term Secured Party or (y) any diminution in value of Term Priority Collateral as a result of the sale of disposition of Revolving Priority Collateral).

(e) The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the Revolving Lender and the other Revolving Secured Parties from exercising the rights described in Section 3.6 hereof.

(f) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice to any Revolving Secured Party, the involvement of or interference by any Revolving Secured Party or liability to any Revolving Secured Party as long as, in the case of an actual sale, the respective purchaser assumes, acknowledges and agrees in writing to the obligations of the Term Agent and the Term Secured Parties under this Section 3.6.

Section 3.7. Tracing of and Priorities in Proceeds. The Revolving Lender, for itself and on behalf of the Revolving Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless an Insolvency Event of Default then exists), any Proceeds of Common Collateral, whether or not deposited in Deposit Accounts subject to control agreements, which are used by any Loan Party to acquire other property which is Common Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Common Collateral for purposes of determining the relative priorities in the Common Collateral which was so acquired.

Section 3.8. Payments Over.

(a) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting Revolving Priority Collateral received by the Revolving Lender or any other Revolving Secured Party in contravention of Section 4.1(c) in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the Revolving Lender or any such other Revolving Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of Revolving Obligations has not occurred, any Revolving Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Secured Parties in contravention of Section 4.1(b) in connection with the exercise of any right or remedy (including set off) relating to the Revolving Priority Collateral shall be segregated and held in trust and forthwith paid over to the Revolving Lender for the benefit of the Revolving Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Revolving Lender is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE 4.

APPLICATION OF PROCEEDS

Section 4.1. Application of Proceeds.

(a) Revolving Nature of Revolving Obligations. The Term Agent, for and on behalf of itself and the Term Secured Parties, expressly acknowledges and agrees that (i) the Revolving Credit Agreement includes a revolving commitment, that in the ordinary course of business the Revolving Lender will apply payments and make advances thereunder, and that no application of any Common Collateral or the release of any Lien pursuant to Section 2.4 by the Revolving Lender upon any portion of the Revolving Priority Collateral in connection with a permitted disposition by the Revolving Loan Parties under any Revolving Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the Revolving Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Revolving

Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Revolving Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; provided, however, that the aggregate outstanding principal amount of loans, outstanding amount of letters of credit made, issued or incurred pursuant to the Revolving Documents and the amount of the Revolving Obligations in respect of Cash Management Services and the Swap Obligations shall not be increased to exceed the Maximum Revolving Facility Amount; and (iii) all Revolving Priority Collateral received by the Revolving Lender may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the Revolving Obligations at any time; provided, however, that from and after the date on which the Revolving Lender (or any Revolving Secured Party) or the Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the Revolving Lender shall be applied as specified in this Section 4.1 (but without any requirement that the commitments under the Revolving Documents be reduced or the amount of the loans (other than with respect to any permanent repayment in respect of Revolving Term Loans) and letters of credit available to the Revolving Borrower be permanently reduced as a result of such application). The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Revolving Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of Revolving Priority Collateral. The Revolving Lender and the Term Agent hereby agree that all Revolving Priority Collateral and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Revolving Priority Collateral, or (ii) in connection with the sale, transfer or other disposition of all or any portion of the Revolving Priority Collateral under Section 2.4(a) or Section 6.4, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the Revolving Lender in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the Revolving Obligations (other than the Excess Revolving Obligations) in accordance with the Revolving Documents until the Discharge of Revolving Obligations (other than the Excess Revolving Obligations) shall have occurred;

third, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, fourth, to the payment of the Excess Revolving Obligations in accordance with the Revolving Documents until the Discharge of Revolving Obligations shall have occurred,

fifth, to the payment of Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred; and

sixth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(c) Application of Proceeds of Term Priority Collateral. The Revolving Lender and the Term Agent hereby agree that all Term Priority Collateral and all Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral, or (ii) in connection with the sale, transfer or other disposition of all or any portion of the Term Priority Collateral under Section 2.4(b) or Section 6.4, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, third, to the payment of the Revolving Obligations (other than the Excess Revolving Obligations) in accordance with the Revolving Documents until the Discharge of Revolving Obligations (other than the Excess Revolving Obligations) shall have occurred, fourth, to the payment of Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

fifth, to the payment of the Excess Revolving Obligations in accordance with the Revolving Documents until the Discharge of Revolving Obligations shall have occurred, and sixth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Revolving Lender shall have no obligation or liability to the Term Agent or to any Term Secured Party, and the Term Agent shall have no obligation or liability to the Revolving Lender or any Revolving Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable as required by the Uniform Commercial Code or other applicable law.

(e) Turnover of Collateral After Discharge. Upon the Discharge of Revolving Obligations, the Revolving Lender shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the relevant Loan Parties) to enable the Term Agent to have control over any Control Collateral still in the Revolving Lender’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the Revolving Lender or shall execute such documents as the Revolving Lender may reasonably request (at the expense of the relevant Loan Parties) to enable the Revolving Lender to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2. Specific Performance. Each of the Revolving Lender and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Loan Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the Revolving Lender, for and on behalf of itself and the Revolving Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5.

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1. Notice of Acceptance and Other Waivers.

(a) All Revolving Obligations at any time made or incurred by Revolving Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the Revolving Lender or any Revolving Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Revolving Obligations. All Term Obligations at any time made or incurred by any Revolving Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Revolving Lender, on behalf of itself and the Revolving Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) None of the Revolving Lender, any Revolving Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Common Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Common Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Common Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Revolving Lender or any Revolving Secured Party honors (or fails to honor) a request by the Revolving Borrower for an extension of credit pursuant to any Revolving Credit Agreement or any of the other Revolving Documents, whether the Revolving Lender or any Revolving Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Loan Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Revolving Lender or any Revolving Secured Party otherwise should exercise any of its contractual rights or remedies under any Revolving Documents (subject to the terms and conditions hereof), neither the Revolving Lender nor any Revolving Secured Party shall have any liability whatsoever to the Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The Revolving Lender and the Revolving Secured

Parties shall be entitled to manage and supervise their loans and extensions of credit under any Revolving Credit Agreement and any of the other Revolving Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Common Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the Revolving Lender nor any Revolving Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Common Collateral or Proceeds thereof, pursuant to the Revolving Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Common Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Common Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Common Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Secured Party honors (or fails to honor) a request by the Term Borrower for an extension of credit pursuant to any Term Loan Agreement or any of the other Term Documents, whether the Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Revolving Credit Agreement or any other Revolving Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the Revolving Lender or any Revolving Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans without regard to any rights or interests that the Revolving Lender or any Revolving Secured Party has in the Common Collateral, except as otherwise expressly set forth in this Agreement. The Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees that none of the Term Agent or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Common Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2. Modifications to Revolving Documents and Term Documents.

(a) The Revolving Lender and the Revolving Secured Parties may at any time and from time to time and without the consent of or notice to the Term Agent or any Term Secured Party, without incurring any liability to the Term Agent or any Term Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, amend and restate, supplement, modify, waive, substitute, renew, refinance, or replace any or all of the

Revolving Documents; provided, however, that without the consent of the Term Agent, the Revolving Secured Parties shall not amend, restate, amend and restate, supplement, modify, waive, substitute, renew, refinance or replace (including in connection with any Revolving DIP Financing provided by any of the Revolving Secured Parties) any or all of the Revolving Documents to:

(1) increase the applicable margin for any interest rate, in the aggregate for all such increases under any other amendments, restatements, supplements, modifications, waivers, substitutions, renewals, refinancing or replacement to or of the Revolving Documents, by more than 2.00% per annum; provided that the foregoing (i) shall include, for purposes of such limitation, a change to a component of applicable margin or the interest rate floor if the result of such change is to cause the overall yield to increase by more than 2.00% per annum, (ii) shall not include any increase occurring because of fluctuations in underlying rate indices (including, without limitation, the LIBOR rate or prime rate) under the Revolving Credit Agreement, and (iii) shall not include any increase by more than 5.00% in connection with a Revolving Loan Event of Default;

(2) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the Term Obligations that would otherwise be permitted under the Revolving Documents as in effect on the date hereof;

(3) increase the sum of the then outstanding aggregate principal amount of the Revolving Obligations and any Revolving DIP Financing in excess of the amount of the Maximum Revolving Facility Amount; or

(4) extend the scheduled maturity of the Revolving Obligations under any other amendments, restatements, supplements, modifications, waivers, substitutions, renewals, refinancing or replacement to or of the Revolving Documents, by more than thirteen months from the current maturity of August 14, 2018, and by more than thirteen months in connection with each subsequent maturity; provided, however, that Revolving Lender and Revolving Borrower will not enter into any extension of the maturity if Revolving Lender has been advised in writing by Term Agent that a Term Loan Event of Default has occurred and while the Term Loan Event of Default is continuing.

(b) The Term Agent and the Term Secured Parties may at any time and from time to time and without consent of or notice to the Revolving Secured Parties, without incurring any liability to the Revolving Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, amend and restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Term Documents; provided, however, that without the consent of the Revolving Lender, the Term Agent and the Term Secured Parties shall not amend, restate, amend and restate, supplement, modify, waive, substitute, renew, refinance or replace (including in connection with any Term DIP Financing provided by any of the Term Secured Parties) any or all of the Term Documents to:

(1) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the Revolving Obligations that would otherwise be permitted under the Term Documents as in effect on the date hereof; or

(2) increase the aggregate outstanding principal amount of the Term Obligations and any Term DIP Financing in excess of the amount of the Maximum Term Facility Amount.

(c) Subject to Sections 5.2(a) and (b) above, the Revolving Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any Revolving Document or any Term Document) of the Revolving Lender, the Revolving Secured Parties, the Term Agent or the Term Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Revolving Lender or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Revolving Lender or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the Revolving Documents and the Term Documents (to the extent such documents survive the refinancing).

Section 5.3. Reinstatement and Continuation of Agreement.

(a) If the Revolving Lender or any Revolving Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party or any other Person any payment made in satisfaction of all or any portion of the Revolving Obligations (an “Revolving Recovery”), then the Revolving Obligations shall be reinstated to the extent of such Revolving Recovery. If this Agreement shall have been terminated prior to such Revolving Recovery, this Agreement shall be reinstated in full force and effect in the event of such Revolving Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Term Agent or Term Secured Parties to disgorge payments previously made, including from the Proceeds of Revolving Priority Collateral. All rights, interests, agreements, and obligations of the Revolving Lender, the Term Agent, the Revolving Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the Revolving Obligations or the Term Obligations. No priority or right of the Revolving Lender or any Revolving Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Revolving Documents, regardless of any knowledge thereof which the Revolving Lender or any Revolving Secured Party may have.

(b) If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Revolving Lender or Revolving Secured Parties to disgorge payments previously made, including from Proceeds of Term Priority Collateral. All rights, interests, agreements, and obligations of the Revolving Lender, the Term Agent, the Revolving Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the Revolving Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.

Section 5.4. Term Purchase Option of Revolving Obligations.

(a) Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the acceleration of the Revolving Obligations or (ii) the commencement of an Insolvency Proceeding with respect to any of the Loan Parties, the Term Secured Parties shall have the right, at their sole option and election (but will not be obligated) (with each Term Secured Parties having a ratable right to make the purchase, with each Term Secured Party’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Secured Party), upon prior written notice to the Revolving Lender (a “Purchase Notice”), to purchase all (but not less than all) of the Revolving Obligations (including unfunded commitments) pursuant to this Section 5.4 that are outstanding on the date of such purchase.

(b) Within three Business Days after the receipt of such Purchase Notice, the Revolving Lender will deliver to the Term Agent a statement of the amount of Revolving Obligations then outstanding and the amount of the cash collateral requested by the Revolving Lender to be delivered pursuant to clause (d) below. The right to purchase provided for in this Section 5.4 will expire unless, within 10 Business Days after the receipt by the Term Agent of such statement from the Revolving Lender, the Term Agent delivers to the Revolving Lender an irrevocable commitment of the applicable Term Secured Parties committing to such purchase (the “Purchasing Creditors”) to purchase all (but not less than all) of the Revolving Obligations (including unfunded commitments) and to otherwise complete such purchase on the terms set forth under this Section 5.4.

(c) On the date specified by the Term Agent (on behalf of the Purchasing Creditors) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Revolving Lender of such irrevocable commitment), the Purchasing Creditors shall purchase all (but not less than all) of the Revolving Obligations (including unfunded commitments) pursuant to this Section 5.4 (the date of such purchase, the “Purchase Date”).

(d) On the Purchase Date, the Revolving Lender and the other Revolving Secured Parties shall, subject to any required approval of any Governmental Authority then in effect, if any, sell to the Purchasing Creditors all (but not less than all) of the Revolving Obligations (including unfunded commitments). On such Purchase Date, the Purchasing Creditors shall (i) pay to the Revolving Lender, for the benefit of the Revolving Secured Parties, as directed by the Revolving Lender, in immediately available funds the full amount (at par) of all Revolving Obligations then outstanding (for the avoidance of doubt, such payment amount excludes the amount of unfunded commitments) together with all accrued and unpaid interest and fees and other amounts thereon in accordance with the applicable Revolving Documents or other applicable documents; provided that in the case of Swap Obligations that constitute Revolving Obligations, the Purchasing Creditors shall cause the applicable Secured Rate Contracts to be assigned and novated or, if such Secured Rate Contracts have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Swap Obligations, calculated using the market quotation method and after giving effect to any netting arrangements; (ii) furnish cash collateral in connection with any issued and outstanding Letters of Credit issued under the Revolving Credit Agreement in an amount not to exceed 103% of the maximum amount to be drawn under such Letters of Credit, which cash collateral shall be (x) held by the Revolving Lender as security solely to reimburse the issuers of such Letters of Credit that become due and payable after the Purchase Date and any fees and expenses incurred in connection with such Letters of Credit and (y) returned to the Term Agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such Letters of Credit; and (iii) agree to reimburse the Revolving Secured Parties for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the Revolving Obligations under the Revolving Credit Agreement and as to which the Revolving Lender and Revolving Secured Parties have not yet received final payment as of the Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Revolving Lender (for the benefit of the Revolving Secured Parties) as the Revolving Lender shall have specified in writing to the Term Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the Revolving Lender are received in such bank account prior to 1:00 p.m., Texas time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the Revolving Lender are received in such bank account after 1:00 p.m., Texas time.

(e) Any purchase pursuant to the purchase option set forth in this Section 5.4 shall, except as provided below, be expressly made without representation or warranty of any kind by the Revolving Lender or the other Revolving Secured Parties as to the Revolving Obligations, the collateral or otherwise, and without recourse to the Revolving Lender and the other Revolving Secured Parties as to the Revolving Obligations, the collateral or otherwise, except that the Revolving Lender and each of the Revolving Secured Parties, as to itself only, shall represent and warrant only as to (i) the amount of the Revolving Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in, any Revolving Obligations being sold by it, and (iii) that such Person has the right to assign the Revolving Obligations being assigned by it and its assignment agreement has been duly authorized by it. The Loan Parties irrevocably, by their execution of this Agreement, authorize and consent to the Revolving Lender and the other Revolving Secured Parties assigning the Revolving Obligations to the Purchasing Creditors as provided in this Section 5.4.

(f) In connection with any purchase of Revolving Obligations pursuant to this Section 5.4, each Revolving Lender and Revolving Lender agrees to enter into and deliver to the Purchasing Creditors on the Purchase Date, as a condition to closing, an assignment agreement in a form reasonably acceptable to each Agent and, at the expense of the Loan Parties, the Revolving Lender and each other Revolving Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, Deposit Accounts or Securities Accounts of which it or its agent or bailee then has control, as the case may be, to any Person designated by the Revolving Lender to act as the successor Revolving Lender and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to any Person designated by the Term Agent to act as the successor Revolving Lender. Upon the consummation of the purchase of the Revolving Obligations pursuant to this Section 5.4, the Revolving Lender (and all other agents under the Revolving Credit Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the Revolving Secured Parties under the Revolving Documents.

(g) Notwithstanding the foregoing purchase of the Revolving Obligations by the Purchasing Creditors, the Revolving Secured Parties shall retain all contingent indemnification obligations and other obligations under the Revolving Documents which by their express terms would survive any repayment of the Revolving Obligations.

ARTICLE 6.

INSOLVENCY PROCEEDINGS

Section 6.1. DIP Financing.

(a) If the Revolving Borrower or any Revolving Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Revolving Obligations, and the Revolving Lender or the Revolving Secured Parties shall seek to provide the Revolving Borrower or any Revolving Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Revolving Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, an “Revolving DIP Financing”), with such Revolving DIP Financing to be secured by all or any portion of the Revolving Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be

Revolving Priority Collateral), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection and will not support any objection to such Revolving DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent on Revolving Priority Collateral securing the Term Obligations (and will not request any adequate protection solely as a result of such Revolving DIP Financing or use of cash collateral that is Revolving Priority Collateral except as permitted by Section 6.3(c)(i)), so long as (i) the Term Agent retains its Lien on the Revolving Priority Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such Revolving DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such Revolving DIP Financing, together with, but without duplication, the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the Revolving Documents and the amount of the Revolving Obligations in respect of the Swap Obligations does not exceed the Maximum Revolving Facility Amount; and (iii) such Revolving DIP Financing shall not require the Loan Parties to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation evidencing such Revolving DIP Financing.

(b) If the Term Borrower or any Term Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and the Term Agent or the Term Secured Parties shall seek to provide the Term Borrower or any Term Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Revolving Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “Term DIP Financing” and together with the Revolving DIP Financing, the “DIP Financing”), with such Term DIP Financing to be secured by all or any portion of the Term Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral), then the Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees that it will raise no objection and will not support any objection to such Term DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Revolving Lender on Revolving Priority Collateral securing the Revolving Obligations (and will not request any adequate protection solely as a result of such Term DIP Financing or use of cash collateral that is Term Priority Collateral except as permitted by Section 6.3(c)(i)), so long as (i) the Revolving Lender retains its Lien on the Term Priority Collateral to secure the Revolving Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Revolving Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Revolving Priority Collateral securing such Term DIP Financing is junior and subordinate to the Lien of the Revolving Lender on the Revolving Priority Collateral, (ii) the aggregate principal amount of loans outstanding under any such Term DIP Financing, together with, but without duplication, the aggregate outstanding principal amount of loans incurred pursuant to the Term Documents does not exceed the Maximum Term Facility Amount; and (iii) such Term DIP Financing shall not require the Loan Parties to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation evidencing such Term DIP Financing.

(c) All Liens in respect of the Revolving Obligations or the Term Obligations, as the case may be, granted to the Revolving Lender, the Revolving Secured Parties, the Term Agent or the Term Secured Parties in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement, in each case, subject to any court order approving the financing of, or use of cash collateral by, any Loan Party or any other court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof.

(d) The Term Agent and the Term Secured Parties hereby agree that they shall not offer to provide any DIP Financing to the Loan Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Loan Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Revolving Obligations are granted on the Revolving Priority Collateral. The Revolving Lender and the Revolving Secured Parties hereby agree that they shall not offer to provide any DIP Financing to the Loan Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Loan Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Term Obligations are granted on the Term Priority Collateral.

(e) Each Agent, on behalf of the applicable Secured Parties, hereby agrees and acknowledges that any consent or waiver of, or departure from, the terms of this Agreement (or other similar agreement in replacement or substitution of this Agreement) in respect of or in connection with any DIP Financing or use of cash collateral in any Insolvency Proceeding of any Loan Party provided by any of them in favor of any other Person (including any Revolving Secured Party which is also an affiliate of any Term Secured Party or Term Secured Party which is also an affiliate of any Revolving Secured Party, as applicable) shall automatically (and with no further action on behalf of any Person) run in favor of all Revolving Secured Parties or Term Secured Parties, as applicable, in all respects, and the Term Agent and the Revolving Lender agrees to provide written notice to the other Agent of any such consent or waiver of, or departure from, the terms of this Agreement and the details thereof.

(f) If any Revolving Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Revolving Obligations and the Revolving Loan Parties request the use of cash collateral in such Insolvency Proceeding, the Revolving Lender, on behalf of the Revolving Secured Parties, agrees that no Revolving Secured Party shall give its consent to any order for the use of cash collateral constituting Revolving Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) that is not stated to be subject to compliance with the Maximum Revolving Facility Amount (including that the order authorizing the use of such cash collateral shall provide that such cash collateral usage shall not result in the outstanding loans and letters of credit outstanding under the Revolving Credit Agreement exceeding the Maximum Revolving Facility Amount). The Term Agent, for and on behalf of the Term Secured Parties, agree that the no Revolving Secured Party has any obligation to object to any order for the use of cash collateral constituting Revolving Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) that is not stated to be subject to compliance with the Maximum Revolving Facility Amount.

(g) If any Term Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations and the Term Loan Parties request the use of cash collateral in such Insolvency Proceeding, the Term Agent, on behalf of the Term Secured Parties, agrees that no Term Secured Party shall give its consent to any order for the use of cash collateral constituting Term Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) that is not stated to be subject to compliance with the Maximum Term Facility Amount (including that the order authorizing the use of such cash collateral shall provide that such cash collateral usage shall not result in the outstanding loans outstanding under the Term Credit Agreement exceeding the Maximum Term Facility Amount). The Revolving Lender, for and on behalf of the Revolving Secured Parties, agree that the no Term Secured Party has any obligation to object to any order for the use of cash collateral constituting Term Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) that is not stated to be subject to compliance with the Maximum Term Facility Amount.

Section 6.2. Relief From Stay. Until the Discharge of Revolving Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Revolving Priority Collateral without the Revolving Lender’s express written consent. Until the Discharge of Term Obligations has occurred, the Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent.

Section 6.3. No Contest; Adequate Protection.

(a) The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of Revolving Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Revolving Lender or any Revolving Secured Party for adequate protection of its interest in the Common Collateral in compliance with the terms of this Agreement, (ii) any proposed provision of Revolving DIP Financing by the Revolving Lender and/or some or all of the Revolving Secured Parties consistent with Section 6.1, or (iii) any objection by the Revolving Lender or any Revolving Secured Party to any motion, relief, action, or proceeding based on a claim by the Revolving Lender or any Revolving Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the Revolving Lender as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of Term Priority Collateral.

(b) The Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Common Collateral in compliance with the terms of this Agreement, (ii) any proposed provision of Term DIP Financing by the Term Agent and/or some or all of the Term Secured Parties consistent with Section 6.1, or (iii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of Revolving Priority Collateral.

(c) In any Insolvency Proceeding:

(i) in the event that the Revolving Lender, on behalf of itself or any of the Revolving Secured Parties, is granted adequate protection with respect to the Revolving Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Priority Collateral), then the Revolving Lender, on behalf of itself and the Revolving Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the Revolving Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Revolving Obligations on the same basis as the other Liens of the Term Agent on Revolving Priority Collateral; and

(ii) in the event that the Term Agent, on behalf of itself or any of the Term Secured Parties, is granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that the Revolving Lender on behalf of itself or any of the Revolving Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the Revolving Lender on Term Priority Collateral.

(d) Nothing herein shall limit the rights of (A) the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) and (B) the Revolving Lender or the Revolving Secured Parties from seeking adequate protection with respect to their rights in the Revolving Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

(e) Neither the Term Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the Revolving Lender or any Revolving Secured Party for allowance in any Insolvency Proceeding of Revolving Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Secured Party’s claim, without regard to the existence of the Lien of the Term Agent on behalf of the Term Secured Parties on the Revolving Priority Collateral.

(f) Neither the Revolving Lender nor any other Revolving Secured Party shall oppose or seek to challenge any claim by the Term Agent or any Term Secured Party for allowance in any Insolvency Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Term Secured Party’s claim, without regard to the existence of the Lien of the Revolving Lender on behalf of the Revolving Secured Parties on the Term Priority Collateral.

Section 6.4. Asset Sales. The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the Revolving Lender of any Revolving Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. The Revolving Lender agrees, on behalf of itself and the Revolving Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. If requested by the Revolving Lender or the Term Agent, as the case may be, in connection with such sale, the other Agent shall affirmatively consent to such a sale or disposition.

Section 6.5. Separate Grants of Security and Separate Classification. Each Term Secured Party and each Revolving Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Revolving Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Obligations are fundamentally different from the Revolving Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Secured Parties and the Term Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Revolving Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the Revolving Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the Revolving Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the Revolving Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with such other Secured Parties hereby acknowledging and agreeing to turn over to the Revolving Secured Parties and the Term Secured Parties, as the case may be, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6. Enforceability. This Agreement shall be applicable, as to Common Collateral and the proceeds thereof in existence before the commencement of any Insolvency Proceeding, both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Secured Parties in or to any distributions from or in respect of any such Common Collateral or proceeds of such Common Collateral, shall continue after the commencement of any Insolvency Proceeding. All references herein to any Loan Party shall be deemed to apply to any debtor in possession, any trustee, receiver, receiver manager, interim receiver or monitor for such Loan Party. Any reference to Agent or Secured Parties shall be deemed to apply to any agent or secured parties under any DIP Financing. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code or any other applicable provisions of any other Debtor Relief Law.

Section 6.7. Revolving Obligations Unconditional. All rights of the Revolving Lender hereunder, and all agreements and obligations of the Term Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Revolving Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Revolving Document in accordance with the terms hereof.

Section 6.8. Term Obligations Unconditional. All rights of the Term Agent hereunder, all agreements and obligations of the Revolving Lender and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document in accordance with the terms hereof.

Section 6.9. Reorganization Securities. Subject to the ability of the Revolving Secured Parties and the Term Secured Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization, compromise or arrangement or a proposal as provided herein, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization compromise or arrangement or a proposal, both on account of Revolving Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the Revolving Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan or proposal and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

Section 6.10. Rights as Unsecured Creditors. Except as expressly provided in this Agreement, nothing contained herein shall affect the rights or claims of any Agent or any Secured Party as an unsecured creditor in any Insolvency Proceeding, and the Agents and the Secured Parties shall retain all such rights and claims.

ARTICLE 7.

MISCELLANEOUS

Section 7.1. Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the Revolving Lender or any Revolving Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Revolving Obligations shall have occurred. Following the Discharge of Revolving Obligations, the Revolving Lender agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Revolving Obligations resulting from payments to the Revolving Lender by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Revolving Lender are paid by such Person upon request for payment thereof. The Revolving Lender, for and on behalf of itself and the Revolving Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the Revolving Lender or any Revolving Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the Revolving Lender or any Revolving Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 7.2. Further Assurances. The Parties will, at the expense of the Loan Parties, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Revolving Lender or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3. Representations. The Term Agent represents and warrants to the Revolving Lender that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The Revolving Lender represents and warrants to the Term Agent that it has the requisite power and authority under the Revolving Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Revolving Secured Parties and that this Agreement shall be binding obligations of the Revolving Lender and the Revolving Secured Parties, enforceable against the Revolving Lender and the Revolving Secured Parties in accordance with its terms.

Section 7.4. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the Revolving Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended from time to time, without the consent of either Agent, to add additional Loan Parties, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

Section 7.5. Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent electronically in PDF or similar format or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic transmission or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Revolving Lender:	PlainsCapital Bank
801 Houston Street
Fort Worth, Texas 76102
Attention: Keeton Moore
Fax: [###-###-####]
Electronic Mail: [email address]

With a copy to counsel

for Revolving Lender:
Paul D. Bradford
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 1800
Fort Worth, Texas 76102
Fax: [###-###-####]
Electronic Mail: [email address]

Term Agent:	Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167
Attention: General Counsel
Fax: [###-###-####]
Electronic Mail: [email address]

With a copy to counsel

for the Term Agent:
Herschel Hamner
Sidley Austin LLP
1000 Louisiana, Suite 6000
Houston, TX 77027
Fax: [###-###-####]
Electronic Mail: [email address]

Section 7.6. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7. Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of Revolving Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver, interim receiver, receiver-manager, monitor or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the Revolving Lender, any Revolving Secured Party, the Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the Revolving Obligations or the Term Obligations, as applicable, to any other Person (other than any Loan Party or any Affiliate of any Loan Party and any Subsidiary of any Loan Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Revolving Lender, the Term Agent, any Revolving Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The Revolving Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 7.8. Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)). This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission (including.pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the Revolving Lender, the Revolving Secured Parties, the Term Agent and the Term Secured Parties. No other Person (including any Loan Party or any Affiliate of any Loan Party, or any Subsidiary of any Loan Party) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13. VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY Revolving SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY Revolving DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.14. Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the Term Loan Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any Revolving Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any Revolving Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.15. No Warranties or Liability. The Term Agent and the Revolving Lender acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Revolving Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the Revolving Lender will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Document or any Term Document, the provisions of this Agreement shall govern.

Section 7.17. Information Concerning Financial Condition of the Loan Parties. Each of the Term Agent and the Revolving Lender hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Revolving Obligations or the Term Obligations. The Term Agent and the Revolving Lender hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the Revolving Lender, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion except as required pursuant to Section 3.3, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

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IN WITNESS WHEREOF, the Revolving Lender, for and on behalf of itself and the Revolving Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

PLAINSCAPITAL BANK,
in its capacity as the Revolving Lender

By:	/s/ Keeton Moore
Name:	Keeton Moore
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

ARES CAPITAL CORPORATION, in its
capacity as the Term Agent

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

VPROP OPERATING, LLC, a Delaware limited
liability company, as a Loan Party

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

Address:
4313 Carey Street
Fort Worth, Texas 76119
Attention: Martin Robinson
Facsimile No. [###-###-####]

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company,
as a Loan Party

By:	/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

MAALT SPECIALIZED BULK, LLC,
a Texas limited liability company,
as a Loan Party

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

DENETZ LOGISTICS, L.L.C.,
a Texas limited liability company,
as a Loan Party

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

MAALT, L.P.,
a Texas limited partnership,
as a Loan Party

By:	Denetz Logistics, L.L.C.,
a Texas limited liability company,
its general partner

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

LONESTAR PROSPECTS, LTD.,
a Texas limited partnership,
as a Loan Party

By:	Lonestar Prospects Management, L.L.C.,
a Texas limited liability company,
its general partner

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT

LONESTAR PROSPECTS MANAGEMENT,
L.L.C., a Texas limited liability company,
as a Loan Party

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
Name: Gary Humphreys
Title: Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT